                                FIRST AMENDMENT


                                       TO


                                CREDIT AGREEMENT


                                     AMONG


                          BELDEN & BLAKE CORPORATION,

                         THE CANTON OIL & GAS COMPANY,

                              PEAKE ENERGY, INC.,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                      AND

                                 NBD BANK, N.A.


                         EFFECTIVE AS OF AUGUST 1, 1994

                               TABLE OF CONTENTS

                                                                                Page
ARTICLE I           DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . .    1

         1.1        Terms Defined Above   . . . . . . . . . . . . . . . . . . .    1
         1.2        Terms Defined in Agreement  . . . . . . . . . . . . . . . .    1
         1.3        References  . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.4        Articles and Sections   . . . . . . . . . . . . . . . . . .    2
         1.5        Number and Gender   . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II          AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . .    2

         2.1        Amendment of Section 1.2  . . . . . . . . . . . . . . . . .    2
         2.2        Amendment of Section 2.7(a)   . . . . . . . . . . . . . . .    2
         2.3        Amendment of Section 4.17   . . . . . . . . . . . . . . . .    3
         2.4        Amendment of Section 9.3  . . . . . . . . . . . . . . . . .    3
         2.5        Deletion of Peake Operating as Borrower   . . . . . . . . .    3

ARTICLE III         CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    3

         3.1        Receipt of Documents  . . . . . . . . . . . . . . . . . . .    3
         3.2        No Material Adverse Change  . . . . . . . . . . . . . . . .    4
         3.3        No Default or Event of Default  . . . . . . . . . . . . . .    4
         3.4        Accuracy of Representations and Warranties  . . . . . . . .    4
         3.5        Additional Matters  . . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .    4

ARTICLE V           RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE VI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . .    5

         6.1        Scope of Amendment  . . . . . . . . . . . . . . . . . . . .    5
         6.2        Agreement as Amended  . . . . . . . . . . . . . . . . . . .    5
         6.3        Successors and Assigns; Rights of Third Parties   . . . . .    5
         6.4        Further Assurances  . . . . . . . . . . . . . . . . . . . .    5
         6.5        GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . .    5
         6.6        ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . .    6
         6.7        JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . .    6
         6.8        WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES   . . .    6

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

                 This FIRST AMENDMENT TO CREDIT AGREEMENT (this "FIRST AMENDMENT") is made and entered into effective as of August 1, 1994, by and among BELDEN & BLAKE CORPORATION, an Ohio corporation ("BBC"), THE CANTON OIL & GAS COMPANY, an Ohio corporation ("COG"), PEAKE ENERGY, INC., a Delaware corporation ("PEAKE ENERGY;" with BBC and COG each a "BORROWER" and collectively, the "BORROWERS"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), and NBD BANK, N.A., a national banking association ("NBD;" with Bank One, together with each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof, each a "LENDER" and collectively, the "LENDERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity and together with any successors designated pursuant hereto, the "AGENT").

                             W I T N E S S E T H:
                             -------------------

                 WHEREAS, the above named parties did execute and exchange counterparts of the Credit Agreement dated November 15, 1993 (the "AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrowers; and

                 WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

                 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this First Amendment and the Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

              1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "BANK ONE," "BBC," "BORROWER," "BORROWERS," "COG," "FIRST AMENDMENT," "LENDER," "LENDERS," "NBD," and "PEAKE ENERGY" shall have the meaning assigned to such term hereinabove.

              1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

              1.3 REFERENCES. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

              1.4 ARTICLES AND SECTIONS. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

              1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   ----------

                             AMENDMENT OF AGREEMENT
                             ----------------------

                 Each of the Borrowers, the Lenders, and the Agent hereby amend the Agreement in the following particulars, effective as of and after the effective date of this First Amendment:

              2.1         AMENDMENT OF SECTION 1.2.  Terms defined in Section
1.1 are hereby incorporated into or substituted for, as the case may be, the definitions contained in Section 1.2 of the Agreement. In addition, the following definitions of Section 1.2 of the Agreement are hereby amended to read as follows:

                 "COMMITMENT AMOUNT" shall mean the amount of $30,000,000 or such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

                 "COMMITMENT TERMINATION DATE" shall mean March 31, 1998.

              2.2 AMENDMENT OF SECTION 2.7(a). Section 2.7(a) of the Agreement is hereby amended to read as follows:

                 "(a)     The Borrowing Base as of August 1, 1994 is
         acknowledged by each Borrower and each Lender to be $65,000,000."

              2.3 AMENDMENT OF SECTION 4.17. The first and third sentences of Section 4.17 of the Agreement are hereby amended to read as follows:

                 "BBC has no Subsidiaries as of the date of the First Amendment to this Agreement except for COG, Peake Energy, and Engine Power Systems, Inc., an Ohio corporation." "Peake Energy has no Subsidiaries as of the date of the First Amendment to this Agreement."

              2.4         AMENDMENT OF SECTION 9.3.  Section 9.3(a), (b), and
(c) are hereby amended to read as follows:


                 "(a) If to Bank One or the Agent, to:

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                      910 Travis, 6th Floor
                      Houston, Texas 77002
                      Attention: Mr. Richard G. Sylvan
                      Telecopy:  (713) 751-3544

                 (b)  if to NBD, to:

                      NBD BANK, N.A.
                      611 Woodward Avenue
                      Detroit, Michigan 48226
                      Attention: Mr. Joseph Giampetroni
                      Telecopy: (313) 225-2649

                 (c)  if to any Borrower, to:

                      BELDEN & BLAKE CORPORATION
                      5200 Stoneham Road
                      North Canton, Ohio 44720-1543
                      Attention: J.M. Vitale
                      Telecopy: (216) 497-5463"

              2.5 DELETION OF PEAKE OPERATING AS BORROWER. All references in the Agreement to Peake Operating are hereby deleted.


                                  ARTICLE III
                                  -----------

                                   CONDITIONS
                                   ----------

                 The obligations of the Lenders and the Agent to enter into this First Amendment are subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Agent to be in form and substance satisfactory to the Lenders:

              3.1 RECEIPT OF DOCUMENTS. The Agent shall have received the following:

                 (a)      this First Amendment, duly executed by each Borrower;

                 (b) an extension fee, payable in immediately available funds, in the amount of $75,000;

                 (c)      a Notice of Final Agreement; and

                 (d) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request on its own behalf or on behalf of any Lender.

              3.2 NO MATERIAL ADVERSE CHANGE. In the opinion of the Required Lenders, no material adverse change shall have occurred in the property, business, operations, conditions (financial or otherwise) or prospects of any Borrower since the date of the last Financial Statements delivered to the Lenders.

              3.3 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

              3.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article IV of the Agreement, as amended hereby, and in any other Loan Document, as each has been supplemented, if applicable, shall be true and correct in all material respects, except as affected by the transactions contemplated in the Agreement and this First Amendment.

              3.5 ADDITIONAL MATTERS. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Required Lenders.


                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 Each of the Borrowers hereby expressly remakes, in favor of the Lenders and the Agent, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties, as each has been supplemented, if applicable, remain true and unbreached in all material respects, except as affected by the transactions contemplated in the Agreement and this First Amendment and except for such representations and warranties which may be limited to the date made.

                                   ARTICLE V
                                   ---------

                                  RATIFICATION
                                  ------------

                 Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

              6.1 SCOPE OF AMENDMENT. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

              6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

              6.3 SUCCESSORS AND ASSIGNS; RIGHTS OF THIRD PARTIES. All covenants and agreements by each of the Borrowers in this First Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Agent and each of the Lenders and their legal representatives, successors, and assigns. All provisions of this First Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of the Borrowers, the Agent, and the Lenders. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may, subject to the provisions of Section 9.9 of the Agreement as to the rights of the Lenders, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

              6.4 FURTHER ASSURANCES. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Agent, such other documents and instruments as the Required Lenders shall deem necessary in their sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

              6.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              6.6         ENTIRE AGREEMENT; NO ORAL AGREEMENTS.  THIS FIRST
                          ------------------------------------
AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS WRITTEN FIRST AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

              6.7         JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS
                          ----------------------
WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

              6.8         WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES.
                          ----------------------------------------------------
EACH OF THE BORROWERS, THE AGENT, AND EACH OF THE LENDERS HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS FIRST AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO, (B) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS FIRST AMENDMENT.

                 Executed effective as of the 1st day of August, 1994.

                                         BORROWERS:

                                         BELDEN & BLAKE CORPORATION

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------

                                         THE CANTON OIL & GAS COMPANY

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------

                                         PEAKE ENERGY, INC.

                                         By: /s/ Ronald E. Huff
                                            ----------------------------------
                                         Printed Name: Ronald E. Huff
                                                      ------------------------
                                         Title: Senior Vice President
                                               -------------------------------


                                         AGENT AND LENDER:

                                         BANK ONE, TEXAS, NATIONAL
                                         ASSOCIATION

                                         By: /s/ Beth Hunter
                                            ----------------------------------
                                         Printed Name: Elizabeth Hunter
                                                      ------------------------
                                         Title: Vice President
                                               -------------------------------

                                         LENDER:

                                         NBD BANK, N.A.

                                         By: /s/ J.C. Giampetroni
                                            ----------------------------------
                                         Printed Name: J.C. Giampetroni
                                                      ------------------------
                                         Title: Second Vice President
                                               -------------------------------